Exhibit (j)(xii)
THE CHARLES SCHWAB FAMILY OF FUNDS
SCHWAB ANNUITY PORTFOLIOS
SCHWAB INVESTMENTS
SCHWAB CAPITAL TRUST
POWER OF ATTORNEY
     I, the undersigned trustee and/or officer of The Charles Schwab Family of Funds, Schwab Annuity Portfolios, Schwab Investments and Schwab Capital Trust, each a Massachusetts business trust, (the “Trusts”), do hereby constitute and appoint Koji Felton, Catherine MacGregor, Christine Pierangeli, Robert W. Helm, Douglas P. Dick and Kevin F. Cahill, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, any and all amendments to the Registration Statement on Form N-1A of the Trusts, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.
     WITNESS my hand on the date set forth below.

/s/ Marie Chandoha Marie Chandoha	Date: December 3, 2010
President, Chief Executive Officer and Chief Investment Officer